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                                                                                                                   Exhibit 11
                                                         NYNEX CORPORATION
                                                 COMPUTATION OF EARNINGS PER SHARE
                                              (In millions, except per share amounts)

                                                                                      For the Year Ended December 31,
                                                                                1996                 1995                  1994
                                                                                ----                 ----                  ----

Earnings (loss) before extraordinary item and cumulative
  effect of change in accounting principle ...................               $1,346.0              $ 1,069.5              $792.6
Extraordinary item for the discontinuance of regulatory
  accounting principles, net of taxes ........................                      -               (2,919.4)                  -
Cumulative effect of change in accounting for directory
  publishing income, net of taxes ............................                  131.0                      -                   -
Net income (loss) ............................................               $1,477.0              $(1,849.9)             $792.6

I      Earnings (loss) per share (used for financial
         reporting):
       Weighted average number of common shares
         outstanding (a) .....................................                  436.9                  426.5               418.8
       Earnings (loss) per share before extraordinary item and
         cumulative effect of change in accounting principle .               $   3.08              $    2.50              $ 1.89
       Extraordinary item per share ..........................                      -                  (6.84)                  -
       Cumulative effect per share of change in
         accounting principle ................................                    .30                      -                   -
       Earnings (loss) per weighted average share of
         common stock ........................................               $   3.38              $   (4.34)             $ 1.89

II     Primary earnings (loss) per share (including
         common stock equivalents) (b):
       Weighted average number of common shares
         outstanding .........................................                  436.9                  426.5               418.8
       Dilutive effect of outstanding options (determined
         by application of the treasury stock method) ........                    6.5                    3.0                 1.1
       Total shares used in calculation of primary
         earnings (loss) per share ...........................                  443.4                  429.5               419.9
       Primary earnings (loss) per share before
         extraordinary item and cumulative effect
         of change in accounting principle ...................               $   3.04              $    2.49              $ 1.89
       Extraordinary item per share ..........................                      -                  (6.80)                  -
       Cumulative effect per share of change in
         accounting principle ................................                    .29                      -                   -
       Primary earnings (loss) per share .....................               $   3.33              $   (4.31)             $ 1.89

III    Fully diluted earnings (loss) per share (b):
       Weighted average number of common shares used in
         calculation of primary earnings (loss) per
         share above .........................................                  443.4                  429.5               419.9
       Additional dilutive effect of outstanding options
         (as determined by application of treasury
          stock method) ......................................                      -                     .6                  .2
       Total shares used in calculation of fully diluted
         earnings (loss) per share ...........................                  443.4                  430.1               420.1
       Fully diluted earnings (loss) per share before
         extraordinary item and cumulative effect of
         change in accounting principle ......................               $   3.04              $    2.49              $ 1.89
       Extraordinary item per share ..........................                      -                  (6.79)                  -
       Cumulative effect per share of change in
         accounting principle ................................                    .29                      -                   -
       Fully diluted earnings (loss) per share ...............               $   3.33              $   (4.30)             $ 1.89
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(a)    Excludes common stock equivalents in accordance with provisions of
       Accounting Principles Board Opinion No. 15, "Earnings Per Share" ("APB
       No. 15") because such equivalent shares result in dilution of less than
       3%.

(b) This calculation is submitted in accordance with Item 601 of Regulation S-K of the Securities and Exchange Commission, although not required by APB No. 15 because it results in dilution of less than 3%.